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                                                                     EXHIBIT 5.1



                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400




                                  May 21, 1999

Information Advantage, Inc.
7807 Creekridge Circle
Bloomington, Minnesota 55439-2646

     RE:  INFORMATION ADVANTAGE, INC.
          REGISTRATION STATEMENT ON FORM S-8
          1997 EQUITY INCENTIVE PLAN

Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 507,871 additional shares of Common Stock to be issued under the 1997 Equity Incentive Plan, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Equity Incentive Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the above described Registration Statement.

                                   Very truly yours,

                                   BRIGGS AND MORGAN,
                                   Professional Association


                                   By: /s/ Brian D. Wenger
                                      ----------------------------
                                        Brian D. Wenger